As filed with the Securities Exchange Commission on May 25, 2006,
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HCC Insurance Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	76-0336636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
HCC Capital Trust I
(Exact name of Registrant as specified in its charter)

Delaware	76-6494416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
HCC Capital Trust II
(Exact name of Registrant as specified in its charter)

Delaware	76-6494417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300
(Address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices)
STEPHEN L. WAY
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300
(Name, address including zip code, and telephone number, including area code, of agent for service)
copies to:

ARTHUR S. BERNER, ESQ. Haynes and Boone, LLP 1221 McKinney Street, Suite 2100 Houston, Texas 77010 (713) 547-2526	CHRISTOPHER L. MARTIN, ESQ. Executive Vice President and General Counsel HCC Insurance Holdings, Inc. 13403 Northwest Freeway Houston, Texas 77040 (713) 690-7300
     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount	Aggregate Offering	Amount of
Securities to be Registered	to be Registered(1)	Price(1)	Registration Fee

Common Stock of HCC Insurance Holdings, Inc. (par value $1.00 per share)
Debt Securities of HCC Insurance Holdings, Inc.
Warrants of HCC Insurance Holdings, Inc.
Trust Preferred Securities of HCC Capital Trust I and HCC Capital Trust II(4)
Guarantees of HCC Insurance Holdings, Inc. with respect to Trust Preferred Securities(4)
Total	$1,000,000,000	$1,000,000,000	(2)(3)

(1)	An indeterminate number or principal amount of common stock, debt securities, warrants and guarantees of HCC Insurance Holdings, Inc., and trust preferred securities of HCC Capital Trust I and HCC Capital Trust II, as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $1,000,000,000.

(2)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933 in reliance on Rule 456(b). The Registrants previously paid $90,206 of filing fees, which is being applied to offset the filing fees due for this Registration Statement. The Registrants hereby elect to defer the payment of any additional filing fees pursuant to Rule 456(b) and to pay such additional filing fees on a pay-as-you-go basis. As a result, Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fee for any class of security listed, and that the registration fee shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees.

(3)	Pursuant to Rule 457(p), the Registrants are entitled to offset, against the filing fee due for this Registration Statement, $90,206 of the filing fee paid with respect to the $375,015,625 of unsold securities under Registration Statement Nos. 333-76122 and 333-58350.

(4)	No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of HCC Capital Trust I and HCC Capital Trust II with the proceeds of the sale of the trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may later be distributed to the holders of trust preferred securities.

PROSPECTUS
HCC Insurance Holdings, Inc.
Common Stock
Debt Securities
Warrants
Guarantees
HCC Capital Trust I
HCC Capital Trust II
Trust Preferred Securities
Fully and Unconditionally Guaranteed
by HCC Insurance Holdings, Inc.
      We or either of the Trusts may offer from time to time up to $1,000,000,000 of any combination of the securities described in this prospectus. Neither we, nor the Trusts, will offer or sell any securities under this prospectus unless accompanied by a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part.
      We may offer and sell, from time to time:

•	shares of our common stock;

•	debt securities;

•	warrants to purchase our debt securities or our common stock; and

•	guarantees of trust preferred securities sold by a Trust.
      Each Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the respective Trust.
      We will provide the specific terms of these securities in one or more supplements to this prospectus, a prospectus contained in a post-effective amendment, or documents we incorporate herein by reference. You should read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated herein by reference carefully before you invest in these securities.
      We may sell the securities directly, or through agents designated from time to time, or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities, their names and any applicable commissions or discounts will be set forth in a prospectus supplement, in a prospectus contained in a post-effective amendment or in the documents we incorporate herein by reference.
      Our common stock is listed on the New York Stock Exchange under the Symbol “HCC.” The last reported sale price on May 24, 2006 was $31.01 per share.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus or whether it is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2006.

i

ABOUT THIS PROSPECTUS
      As used in this prospectus, unless otherwise required by the context, the terms “we,” “us,” “our” and the “Company” refer to HCC Insurance Holdings, Inc. and its consolidated subsidiaries, and the term “HCC” refers only to HCC Insurance Holdings, Inc. References to a “Trust” refer to either HCC Capital Trust I or HCC Capital Trust II, which are the Delaware statutory business trusts that we have formed to issue the trust preferred securities which may be issued under this prospectus.
      This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using an “automatic shelf” registration process for “well-known seasoned issuers.” Under the automatic shelf registration process, we may offer and sell from time to time any combination of shares of our common stock, debt securities, warrants to purchase our debt securities or our common stock, and guarantees of trust preferred securities sold by a Trust. In addition, a Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in assets of the respective Trust. Our securities and those of the Trusts may be offered in one or more offerings with a total offering price of up to $1,000,000,000. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part that will contain or will indicate where specific information about the terms of that offering may be obtained. The prospectus supplement, the prospectus contained in a post-effective amendment or the documents we incorporate herein by reference may also add, update or change information contained in this prospectus. Please carefully read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated by reference in the prospectus together with the additional information described under “Where You Can Find More Information” before you make an investment decision.
      You should rely only on the information contained in this prospectus, the applicable prospectus supplement and the applicable prospectus contained in a post-effective amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus, any prospectus supplement or any prospectus contained in a post-effective amendment, nor any offer or sale under any such prospectus shall, under any circumstances, create any implication that there has been no change in our business, risks related to our business, financial condition, results of operations and prospects, that the information contained in any such prospectus is accurate as of any date other than the date of such prospectus, or that any information incorporated by reference in any such prospectus is accurate at any time subsequent to its date.

THE COMPANY
      We are a Delaware corporation, which was formed in 1991. Our predecessor corporation was formed in 1974.
      We provide specialized property and casualty, surety, and group life, accident and health insurance coverages and related agency and reinsurance brokerage services to commercial customers and individuals. We concentrate our activities in selected, narrowly defined, specialty lines of business. We operate primarily in the United States, the United Kingdom, Spain, Bermuda and Ireland. Some of our operations have a broader international scope. We underwrite insurance both on a primary basis, where we insure a risk in exchange for a premium, and on a reinsurance basis, where we insure all or a portion of another insurance company’s risk in exchange for all or a portion of the premium. We market our products both directly to customers and through a network of independent brokers, producers and agents.
      Our principal executive offices are located at 13403 Northwest Freeway, Houston, Texas 77040 and our telephone number is (713) 690-7300. We maintain a website at www.hcc.com. The reference to our website address does not constitute incorporation by reference of the information contained on this site.
THE TRUSTS
      Each Trust is a statutory business trust that we have formed under Delaware law. For each Trust there is a trust agreement among HCC, as depositor, Wachovia Bank, National Association (as successor to First Union National Bank), as property trustee, and Wachovia Trust Company, National Association (as successor to First Union Trust Company, N.A.), as Delaware trustee. For each Trust there is also a certificate of trust filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the Trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each trust agreement has been qualified as an indenture under the Trust Indenture Act of 1939.
      The Trusts have no separate financial statements. Separate financial statements would not be material to holders of the trust preferred securities because the Trusts have no independent operations.
      The principal executive office of each Trust is 13403 Northwest Freeway, Houston, Texas 77040, and its telephone number is (713) 690-7300.
USE OF PROCEEDS
      Except as otherwise described in the applicable prospectus supplement or prospectus contained in a post-effective amendment, or in documents that we incorporate herein by reference, we intend to use the net proceeds from the sale of our securities (either to the Trusts or directly to the public) for general corporate purposes, including, but not limited to, the following purposes:

•	contribute capital to insurance company subsidiaries;

•	make acquisitions;

•	make capital expenditures;

•	provide working capital;

•	purchase equity or fixed income investments;

•	repay or refinance debt or other corporate obligations; or

•	repurchase and redeem securities.
      Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

      Each Trust will use all of the proceeds it receives from the sale of its trust preferred securities to purchase from us debt securities that will provide the funds for that Trust’s payments to purchasers of its trust preferred securities.
RATIO OF EARNINGS TO FIXED CHARGES
      The ratio of our earnings to fixed charges for the periods indicated are as follows:

	For the Three
	Months Ended
	March 31, 2006	2005	2004	2003	2002	2001

Ratio of earnings to fixed charges	39.66	26.21	21.59	16.85	14.68	5.87
      For these ratios, fixed charges consist of interest expense, including amounts capitalized and amortization of capitalized expenses related to indebtedness, and 33% of rent expense, which represents a reasonable approximation of the interest factor of rent expense. Earnings consist of earnings from continuing operations before income tax expense plus fixed charges.
DESCRIPTION OF SECURITIES
      We may offer and sell, from time to time:

•	shares of our common stock;

•	debt securities;

•	warrants to purchase our debt securities or our common stock; and

•	guarantees of trust preferred securities sold by a Trust.
      A Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the respective Trust. HCC will guarantee the trust preferred securities.
      We will provide the specific terms of these securities in one or more supplements to this prospectus or prospectuses contained in a post-effective amendment, or the documents that we incorporate herein by reference.
CERTAIN LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplements or prospectus contained in a post-effective amendment or the documents we incorporate herein by reference, the validity of the securities offered by this prospectus will be passed upon (a) for us by Haynes and Boone, LLP, our legal counsel, and (b) for the Trusts (with respect to the validity of the trust preferred securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and the Trusts.
EXPERTS
      The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of HCC Insurance Holdings, Inc. for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ABOUT FORWARD-LOOKING STATEMENTS
      This prospectus contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may occur in the future, including such things as future capital expenditures, business strategy, competitive strengths, goals, growth of our business and operations, plans and references to future successes may be considered forward-looking statements. Also, when we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward-looking statements. Many risks and uncertainties may impact the matters addressed in these forward-looking statements.
      Many possible events or factors could affect our future financial results and performance, including, among other things:

•	the effects of catastrophic losses;

•	the cyclical nature of the insurance business;

•	inherent uncertainties in the loss estimation process, which can adversely impact the adequacy of loss reserves;

•	the effects of emerging claim and coverage issues;

•	the effects of extensive governmental regulation of the insurance industry;

•	potential credit risk with brokers;

•	our increased retention of risk, which could expose us to greater potential losses;

•	the adequacy of reinsurance protection;

•	the ability or willingness of reinsurers to pay balances due us;

•	the occurrence of terrorist activities;

•	our ability to maintain our competitive position;

•	changes in our assigned financial strength ratings;

•	our ability to raise capital in the future;

•	attraction and retention of qualified employees;

•	fluctuations in the fixed income securities market, which may reduce the value of our investment assets;

•	our ability to successfully expand our business through the acquisition of insurance-related companies;

•	our ability to receive dividends from our insurance company subsidiaries in needed amounts;

•	fluctuations in foreign exchange rates;

•	failures of our information technology systems, which could adversely affect our business; and

•	other matters set forth under the heading “Risk Factors” in documents we incorporate by reference into this prospectus.
      These events or factors could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements which are included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved.
      Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers (including us) that file documents with the SEC electronically. Our SEC filings may be obtained from that website. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities. You may also read and copy any document we file with the SEC at the following SEC public reference facility:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
      You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, by e-mailing the Public Reference Room of the SEC at publicinfo@sec.gov, or by facsimile at (202) 777-1027.
      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006; and

•	Our Current Reports on Form 8-K filed on January 6, 2006, January 11, 2006, February 9, 2006, February 13, 2006, March 6, 2006, March 27, 2006, April 3, 2006, April 4, 2006, April 11, 2006, May 4, 2006 and May 19, 2006 (in all cases, to the extent these items were “filed” with the SEC and not “furnished”).
      Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Investor Relations
HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, TX 77040
713-690-7300

HCC Insurance Holdings, Inc.
Common Stock
Debt Securities
Warrants
Guarantees
HCC Capital Trust I
HCC Capital Trust II
Trust Preferred Securities
Fully and Unconditionally Guaranteed
by HCC Insurance Holdings, Inc.

PROSPECTUS
May 25, 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution.

SEC Registration Fee	$		†
Printing		100,000	*
Accounting Fees and Expenses		50,000	*
Legal Fees and Expenses		75,000	*
Transfer Agent Fees		5,000	*
Transfer Fees and Expenses		30,000	*
Rating Agency Fees and Expenses		100,000	*
Blue Sky Fees and Expenses		10,000	*
Miscellaneous		20,000	*

Total		$390,000	*

*	Estimated.

†	Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act of 1933.

ITEM 15.	Indemnification of Directors and Officers.
      HCC Insurance Holdings, Inc. (the “Company”) is incorporated under the laws of the State of Delaware. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.
      Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.
      Article 11 of the Company’s certificate of incorporation, as amended, requires the Company to indemnify the Company’s directors and officers to the extent permitted under Section 145.
      Article VIII of the Company’s bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The determination of whether an incumbent or former director or officer is entitled to indemnification because it has met the applicable standards of conduct set forth above is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of shareholders of the Company. The bylaws further provide that the expenses (including attorneys’ fees) incurred in any such action by a director or officer of the Company may be paid or reimbursed by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the Company if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized therein.
      The Company’s bylaws also provide that the Company may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person makes written application for such indemnification to the Board of Directors and the Board of Directors so determines that indemnification is appropriate and the extent thereof.
      The Company’s bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.
      The Amended and Restated Trust Agreement for each of the Trusts will provide for the indemnification by the Company to the fullest extent permitted by applicable law of a Trustee, an Administrator, a Paying Agent, any affiliate of any of such parties, any officer, director, shareholder, member, partner, employee, representative or agent of a Trustee, or an employee or agent of the Trusts or their affiliates. The Company will also be obligated to advance expenses, including legal expenses, from time to time upon the indemnified party’s written affirmation that such party believes in good faith to have met the standard of conduct set forth in the Trust Agreement and an undertaking to repay any amounts advanced if such party is not entitled to indemnification.

ITEM 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits
      Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith.

Exhibit
Number

1	.1(a)	—	Form of Underwriting Agreement (Common Stock HCC Insurance Holdings, Inc.).
1	.2(a)	—	Form of Underwriting Agreement (Senior Debt Securities and Junior Subordinated Debt Securities of HCC Insurance Holdings, Inc.).
3	.1(b)	—	Bylaws of HCC Insurance Holdings, Inc., as amended.

Exhibit
Number

3	.2(c)	—	Restated Certificate of Incorporation and Amendment thereto of HCC Insurance Holdings, Inc.
3	.3(d)	—	Certificate of Trust of HCC Capital Trust I.
3	.4(d)	—	Certificate of Trust of HCC Capital Trust II.
4	.1(d)	—	Form of Indenture for Senior Debt Securities issued by HCC Insurance Holdings, Inc.
4	.2(d)	—	Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.
4	.3(d)	—	Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc. to HCC Capital Trust I or HCC Capital Trust II.
4	.4(d)	—	Trust Agreement of HCC Capital Trust I.
4	.5(d)	—	Trust Agreement of HCC Capital Trust II.
4	.6(d)	—	Form of Amended and Restated Trust Agreement of HCC Capital Trust I and HCC Capital Trust II.
4	.7(d)	—	Form of Trust Preferred Securities Guarantee of HCC Insurance Holdings, Inc. with respect to the trust preferred securities issued by HCC Capital Trust I and HCC Capital Trust II.
4	.8(b)	—	Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance Holdings, Inc.
5	.1*	—	Opinion of Haynes and Boone, L.L.P., counsel for HCC Insurance Holdings, Inc.
5	.2*	—	Opinion of Richards, Layton & Finger, P.A., counsel to HCC Capital Trust I and HCC Capital Trust II.
12	.1*	—	Statement of Ratio of Earnings to Fixed Charges.
23	.1*	—	Consent of PricewaterhouseCoopers LLP.
23	.2*	—	Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1).
23	.3*	—	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
24	.1*	—	Powers of Attorney.
25	.1(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Indenture (Senior Debt Securities issued by HCC Insurance Holdings, Inc.).
25	.2(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.).
25	.3(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC to HCC Capital Trust I or HCC Capital Trust II).
25	.4(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust I.
25	.5(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust II.
25	.6(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust I.
25	.7(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust II.

(a)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-58350) filed on July 18, 2001.

(b)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-1 (Registration No. 33-48737) filed on October 27, 1992.

(c)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998.

(d)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000.

ITEM 17.	Undertakings
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 25th day of May, 2006.

HCC INSURANCE HOLDINGS, INC.

By:	/s/ STEPHEN L. WAY

Stephen L. Way
Chairman of the Board and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the 25th day of May, 2006.

Signature	Title

/s/ STEPHEN L. WAY Stephen L. Way	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ FRANK J. BRAMANTI* Frank J. Bramanti	Director

/s/ PATRICK B. COLLINS* Patrick B. Collins	Director

/s/ JAMES R. CRANE* James R. Crane	Director

/s/ J. ROBERT DICKERSON* J. Robert Dickerson	Director

/s/ WALTER M. DUER* Walter M. Duer	Director

/s/ EDWARD H. ELLIS, JR. Edward H. Ellis, Jr.	Director, Executive Vice President and Chief Financial Officer (Chief Accounting Officer)

/s/ JAMES C. FLAGG* James C. Flagg	Director

/s/ ALLAN W. FULKERSON* Allan W. Fulkerson	Director

/s/ WALTER J. LACK* Walter J. Lack	Director

Signature		Title

/s/ JOHN N. MOLBECK, JR.* John N. Molbeck, Jr.		Director, President and Chief Operating Officer

/s/ MICHAEL A. F. ROBERTS* Michael A. F. Roberts		Director

*By:	/s/ STEPHEN L. WAY Stephen L. Way Attorney-in-fact
      Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of May, 2006.

HCC CAPITAL TRUST I

By:	HCC INSURANCE HOLDINGS, INC.,

as Depositor

By:	/s/ STEPHEN L. WAY

Stephen L. Way
Chairman of the Board and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of May, 2006.

HCC CAPITAL TRUST II

By:	HCC INSURANCE HOLDINGS, INC.,

as Depositor

By:	/s/ STEPHEN L. WAY

Chairman of the Board and
Chief Executive Officer

INDEX TO EXHIBITS
      Items denoted by a letter are incorporated by reference to other documents previously filed with the Securities and Exchange Commission as set forth at the end of this table. Items not denoted by a letter but denoted with an * are being filed herewith.

Exhibit
Number

1	.1(a)	—	Form of Underwriting Agreement (Common Stock HCC Insurance Holdings, Inc.).
1	.2(a)	—	Form of Underwriting Agreement (Senior Debt Securities and Junior Subordinated Debt Securities of HCC Insurance Holdings, Inc.).
3	.1(b)	—	Bylaws of HCC Insurance Holdings, Inc., as amended
3	.2(c)	—	Restated Certificate of Incorporation and Amendment thereto of HCC Insurance Holdings, Inc
3	.3(d)	—	Certificate of Trust of HCC Capital Trust I.
3	.4(d)	—	Certificate of Trust of HCC Capital Trust II.
4	.1(d)	—	Form of Indenture for Senior Debt Securities issued by HCC Insurance Holdings, Inc.
4	.2(d)	—	Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.
4	.3(d)	—	Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc. to HCC Capital Trust I or HCC Capital Trust II.
4	.4(d)	—	Trust Agreement of HCC Capital Trust I.
4	.5(d)	—	Trust Agreement of HCC Capital Trust II.
4	.6(d)	—	Form of Amended and Restated Trust Agreement of HCC Capital Trust I and HCC Capital Trust II.
4	.7(d)	—	Form of Trust Preferred Securities Guarantee of HCC Insurance Holdings, Inc. with respect to the trust preferred securities issued by HCC Capital Trust I and HCC Capital Trust II.
4	.8(b)	—	Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance Holdings, Inc.
5	.1*	—	Opinion of Haynes and Boone, L.L.P., counsel for HCC Insurance Holdings, Inc.
5	.2*	—	Opinion of Richards, Layton & Finger, P.A., counsel to HCC Capital Trust I and HCC Capital Trust II.
12	.1*	—	Statement of Ratio of Earnings to Fixed Charges.
23	.1*	—	Consent of PricewaterhouseCoopers LLP.
23	.2*	—	Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1).
23	.3*	—	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
24	.1*	—	Powers of Attorney.
25	.1(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Indenture (Senior Debt Securities issued by HCC Insurance Holdings, Inc.).
25	.2(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.).
25	.3(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union National Bank, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC to HCC Capital Trust I or HCC Capital Trust II).
25	.4(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust I.
25	.5(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust II.

Exhibit
Number

25	.6(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust I.
25	.7(d)	—	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of First Union Trust Company, N.A., as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust II.

(a)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-58350) filed on July 18, 2001.

(b)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-1 (Registration No. 33-48737) filed on October 27, 1992.

(c)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998.

(d)	Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.’s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000.